Exhibit 16
                   Letter from Nelson, Mayoka & Company, P.C.

                         Nelson, Mayoka & Company, P.C.
                          100 Church Street, 14th Floor
                             New York, NY 10007-2601

                                                              August 27, 2001
Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re:      Exus Networks, Inc., Commission File No. 000-30183

Gentlemen:

         Pursuant to the request of the captioned registrant, we confirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K dated August 27, 2001; and

         (2)      We agree with the response.

                                            Very Truly Yours,

                                            /s/ Nelson, Mayoka & Company, P.C.